UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2007

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2007, the Company acquired ADS MB Corporation ("Alliance Data Mail Services"), an affiliate of Alliance Data Systems Corporation, for $3.0 million in cash, plus the purchase of working capital for an estimated $9.3 million, for total consideration estimated at $12.3 million. Alliance Data Mail Services provides personalized customer communications and intelligent inserting and commingling capabilities to its clients in the financial services, healthcare, retail and utilities industries, as well as government. It also provides clients with advanced technology tools that enable the monitoring of a project’s status and reporting in real-time. With facilities in Dallas, Texas, Alliance Data Mail Services will be integrated into Bowne’s existing distributive print network, which includes digital and offset printing, binding, mail services and fulfillment capabilities.

Item 9.01 Financial Statements and Exhibits.

The Company expects to file the financial statements of Alliance Data Mail Services and pro forma financial information required by Item 9.01.

Some of the statements contained in Item 2.01 of this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are based upon current expectations and are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. Such risks and uncertainties include, among others, the ability of Bowne & Co., Inc. (the “Company”) to integrate the operations of ADS MB Corporation into its operations, demand for and acceptance of the Company’s services, competition and general economic or market conditions, and other factors that may be referred to in the Company’s reports filed with the Securities and Exchange Commission from time to time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

November 13, 2007	By:	Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary